UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 7

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-2837058
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

505 Millennium Drive Allen, Texas	75013
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities to be registered pursuant to Section 12(g) of the Act:

RIGHTS TO PURCHASE SERIES A PREFERRED STOCK

(Title of class)

PFSweb, Inc. (the “Company”), hereby amends and supplements the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 14, 2000, as amended by Amendment No. 1 thereto filed on May 30, 2008, Amendment No. 2 thereto filed on May 25, 2010, Amendment No. 3 thereto filed on July 6, 2010, Amendment No. 4 thereto filed on May 15, 2013, Amendment No. 5 thereto filed on May 31, 2013 and Amendment No. 6 thereto filed on June 19, 2015 (as amended, the “Form 8-A”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Form 8-A.

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is hereby amended by adding the following after the last paragraph thereof:

On July 30, 2015, the Company and Computershare Inc., successor in interest to Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), a Delaware corporation, as successor to ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as rights agent (the “Rights Agent”), entered into Amendment No. 6 to Rights Agreement (the “Amendment”). The Amendment amends the Rights Agreement, dated as of June 8, 2000, between the Company and the Rights Agent, as amended by Amendment No. 1 thereto dated as of May 30, 2008, Amendment No. 2 thereto dated as of May 24, 2010, Amendment No. 3 thereto dated as of July 2, 2010, Amendment No. 4 thereto dated as of May 15, 2013 and Amendment No. 5 thereto dated as of June 18, 2015 (as amended, the “Rights Agreement”).

A summary of the material terms of the Rights Agreement, as amended by the Amendment, together with the full text of the Rights Agreement, and each of Amendments Nos. 1 to 5 thereto, is set forth in the Company’s Proxy Statement dated June 22, 2015 and incorporated herein.

ITEM 2. Exhibits.

Exhibit No.	Exhibit

1.	Rights Agreement, dated as of June 8, 2000, between the Company and ChaseMellon Shareholder Services, LLC, which includes the Certificate of Designation in respect of the Series A Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, Right Certificates will not be mailed until after the Separation Date (as defined therein). (Incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A filed by the Company on June 14, 2000).

2.	Amendment No. 1 to Rights Agreement, dated as of May 28, 2008 between the Company and Mellon Investor Services LLC, as successor to ChaseMellon Shareholder Services, L.L.C., as rights agent. (Incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on May 28, 2008).

Exhibit No.	Exhibit

3.	Amendment No. 2 to Rights Agreement, dated as of May 24, 2010 between the Company and Mellon Investor Services LLC, as successor to ChaseMellon Shareholder Services, L.L.C., as rights agent. (Incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on May 25, 2010).

4.	Amendment No. 3 to Rights Agreement, dated as of July 2, 2010 between the Company and Mellon Investor Services LLC, as successor to ChaseMellon Shareholder Services, L.L.C., as rights agent. (Incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on July 2, 2010).

5.	Amendment No. 4 to Rights Agreement, dated as of May 15, 2013 between the Company and Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), as successor to ChaseMellon Shareholder Services, L.L.C., as rights agent. (Incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on May 15, 2013).

6.	Amendment No. 5 to Rights Agreement, dated as of June 18, 2015 between the Company and Computershare Inc., successor in interest to Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), a Delaware corporation, as successor to ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as rights agent. (Incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on June 19, 2015).

7.	Amendment No. 6 to Rights Agreement, dated as of June 18, 2015 between the Company and Computershare Inc., successor in interest to Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), a Delaware corporation, as successor to ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as rights agent. (Incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on July 30, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PFSWEB, INC.

By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President and Chief Financial Officer

Date: July 30, 2015

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